ASSIGNMENT OF LICENSE AGREEMENT


     FOR VALUE RECEIVED Edwin Lao ("Assignor"), for good and valuable consideration, does hereby sell, assign, and transfer to Corporate Development and Innovation Inc., a Washington Corporation ("Assignee"), all of the rights, title and interest of Assignor and delegates to Assignee all of the duties of Assignor under that certain License Agreement dated August 17, 2000 by and between Assignor and Vitamineralherb.com Corp., a Nevada Corporation, a true copy of which is annexed hereto and made a part hereof.

     Assignor represents that the annexed contract is a valid and binding agreement in all respects, is assignable and the duties hereunder delegable, and that this assignment and delegation is a valid exercise of the Assignor's rights.

     Assignee hereby assumes and agrees to perform all of Assignor's obligations under the annexed contract. Assignee shall defend, indemnify and hold harmless Assignor, from and against any claim, liability and expense which Assignee may incur (including without limitation attorneys fees and litigation expenses) that arises out of Assignee's performance of, or failure to perform, such contract.


Dated this 17th day of August, 2000.


ASSIGNOR:                              ASSIGNEE:

                                       Corporate Development and Innovation Inc.

/x/                                    /x/
--------------------------             --------------------------
Edwin  Lao                             Edwin  Lao,  President




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